Exhibit (23)(a)


                  CONSENT OF KPMG PEAT MARWICK


Board of Directors
First Union Corporation

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Union Corporation of our report on the consolidated financial statements included in the 1993 Annual Report to Stockholders which is incorporated by reference in the 1993 Form 10-K of First Union Corporation and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in this Registration Statement on Form S-8.



                                     KPMG PEAT MARWICK


Charlotte, North Carolina
August 3, 1994